UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 4, 2013 (October 29, 2013)

Date of Report (Date of earliest event reported)

WVS Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22444	25-1710500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

(412) 364-1911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) An Annual Meeting of Stockholders of WVS Financial Corp. (the “Company”) was held on October 29, 2013.

(b) There were 2,057,930 shares of common stock of the Company eligible to be voted at the Annual Meeting and there were 1,402,276 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

1. Election of directors for a four-year term:

	FOR	WITHHELD	BROKER NON-VOTES

Joseph W. Unger	960,908	77,363	364,005
Margaret VonDerau	953,030	85,241	364,005

2. To adopt a non-binding resolution to approve the compensation of our named executive officer:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

924,436	86,408	27,427	364,005

3. Advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers:

EVERY THREE YEARS	EVERY TWO YEARS	EVERY YEAR	ABSTAIN	BROKER NON-VOTES

666,958	25,150	319,864	26,299	364,005

4. To ratify the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending June 30, 2014.

FOR	AGAINST	ABSTAIN

1,330,059	26,302	45,915

Each of the nominees were elected as directors, the proposal to adopt a non non-binding resolution to approve the compensation of our named executive officers was adopted, three years was adopted on the advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officer and the proposal to ratify S.R. Snodgrass as the Company’s independent registered public accounting firm for fiscal 2014 was adopted by the stockholders of the Company at the Annual Meeting.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WVS FINANCIAL CORP.

Dated: November 4, 2013	By:	/s/ David J. Bursic
David J. Bursic
President and Chief Executive Officer